Exhibit 32.1
Certification Pursuant To Section 906
of the Sarbanes-Oxley Act of 2002
We hereby certify that the accompanying Quarterly Report on Form 10-Q of Quanex Building Products Corporation for the quarter ended April 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quanex Building Products Corporation.
June 11, 2012

/s/ David D. Petratis	/s/ Brent L. Korb
David D. Petratis Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	Brent L. Korb Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)